Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2020 RESULTS

SECOND-QUARTER HIGHLIGHTS:

•	Total revenue increases 0.6%
•	Same-unit revenue down 1.4%
•	EPS from continuing operations increases 30.0%
•	Adjusted EBITDA increases 24.7%

FIRST-HALF HIGHLIGHTS:

•	Total revenue increases 1.8%
•	Same-unit revenue down 0.1%
•	EPS from continuing operations increases 8.2%
•	Adjusted EBITDA increases 7.4%

CLEVELAND (July 30, 2020) – CBIZ, Inc. (NYSE: CBZ) (the “Company”) today announced second-quarter and first-half results for the period ended June 30, 2020.

For the 2020 second quarter, CBIZ recorded revenue of $236.9 million, an increase of $1.4 million, or 0.6%, over the $235.5 million reported in 2019. Same-unit revenue for the quarter decreased by $3.2 million, or 1.4%, compared with the same period a year ago. Revenue from acquisitions, net of divestitures, contributed $4.6 million, or 2.0%, to revenue growth in the second quarter 2020. Income from continuing operations was $21.5 million, or $0.39 per diluted share, in the 2020 second quarter, compared with $16.6 million, or $0.30 per diluted share, for the same period a year ago. Adjusted EBITDA for the second quarter was $35.9 million, compared with $28.8 million for the second quarter of 2019.

For the first half of 2020, CBIZ recorded revenue of $514.4 million, an increase of $8.9 million, or 1.8%, over the $505.5 million recorded for the first half of 2019. Same-unit revenue decreased by $0.9 million, or 0.1%, compared with the same period a year ago. Revenue from acquisitions, net of divestitures, contributed $9.8 million, or 1.9%, to revenue growth in the first six months. Income from continuing operations was

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$58.3 million, or $1.05 per diluted share, in the first half of 2020, compared with $54.2 million, or $0.97 per diluted share, for the same period a year ago. Adjusted EBITDA was $92.9 million, compared with $86.5 million in 2019.

At June 30, 2020, the balance outstanding on the Company’s $400 million credit facility was $120 million. During the second quarter, the Company repaid the full $210 million that, as a precautionary measure to preserve financial flexibility, was borrowed on March 25, 2020, which resulted in a debt balance, net of cash held, of $166.1 million at the end of the first quarter. With $120 million outstanding at June 30, 2020, the unused financing capacity was approximately $270 million.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “After a strong 2019 and good momentum at the start of the year, the recurring nature of our core essential services served us well throughout the second quarter. We are extremely pleased to report growth in revenue, income from continuing operations, and earnings per share in this exceptionally challenging business environment. We have carefully managed our liquidity and took swift actions to control discretionary expenditures which contributed to our strong financial performance in the second quarter. We also experienced lower CBIZ employee health care benefits costs that contributed about one-half of the increase in earnings per share from $0.30 to $0.39 in the second quarter.”

“I'm enormously proud of how our team is responding to these challenging circumstances. We demonstrated value to our clients in new ways and experienced a tremendous response to our digital outreach and thought leadership as we actively sought to help our clients assess their businesses and access a wide range of relief programs. As we enter the second half of the year, our focus will continue to be the health and safety of our team members, supporting our clients in a challenging economic climate, protecting the liquidity of our business and pursuing acquisitions and other opportunities to invest in the long-term growth of the business,”  concluded Grisko.

Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10146606 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s website at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), July 30, through 5:00 p.m. (ET), August 6, 2020. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10146606.

About CBIZ

CBIZ, Inc. is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 offices in 31 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.

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Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the impact of COVID-19 on the Company’s business and operations and those of our clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2020 AND 2019

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	JUNE 30,
	2020	%	2019	%
Revenue	$236,943	100.0%	$235,498	100.0%
Operating expenses (1)	209,016	88.2%	198,148	84.1%
Gross margin	27,927	11.8%	37,350	15.9%
Corporate general and administrative expenses (1)	11,160	4.7%	10,566	4.5%
Operating income	16,767	7.1%	26,784	11.4%
Other income (expense):
Interest expense	(2,074)	-0.9%	(1,587)	-0.7%
Gain on sale of operations, net	57	0.0%	50	0.0%
Other income (expense), net (1) (2)	13,336	5.6%	(3,311)	-1.4%
Total other income (expense), net	11,319	4.8%	(4,848)	-2.1%
Income from continuing operations before income tax expense	28,086	11.9%	21,936	9.3%
Income tax expense	6,607		5,322
Income from continuing operations	21,479	9.1%	16,614	7.1%
Loss from operations of discontinued businesses, net of tax	(11)		(22)
Net income	$21,468	9.1%	$16,592	7.0%

Diluted earnings per share:
Continuing operations	$0.39		$0.30
Discontinued operations	-		-
Net income	$0.39		$0.30

Diluted weighted average common shares outstanding	55,116		55,495
Other data from continuing operations:
Adjusted EBITDA (3)	$35,890		$28,790

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($12.2 million expense in 2020 and $3.0 million income in 2019, or 5.2% and 1.3% of revenue, respectively) and "Corporate general and administrative expenses" ($1.5 million expense in 2020 and $0.3 million income in 2019, respectively, or 0.6% and 0.1% of revenue, respectively) and are directly offset by deferred compensation income or expense in "Other income (expense), net" ($13.7 million income in 2020 and $3.4 million expense in 2019, or 5.8% and 1.4% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income (expense), net" for the three months ended June 30, 2020 and 2019, is expense of $0.5 million and $0.1 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2020 AND 2019

(In thousands, except percentages and per share data)

	SIX MONTHS ENDED
	JUNE 30,
	2020	%	2019	%
Revenue	$514,398	100.0%	$505,496	100.0%
Operating expenses (1)	408,843	79.5%	413,644	81.8%
Gross margin	105,555	20.5%	91,852	18.2%
Corporate general and administrative expenses (1)	21,649	4.2%	22,246	4.4%
Operating income	83,906	16.3%	69,606	13.8%
Other (expense) income:
Interest expense	(3,193)	-0.6%	(2,988)	-0.6%
Gain on sale of operations, net	152	0.0%	547	0.1%
Other (expense) income, net (1) (2)	(2,464)	-0.5%	5,949	1.2%
Total other (expense) income, net	(5,505)	-1.1%	3,508	0.7%
Income from continuing operations before income tax expense	78,401	15.2%	73,114	14.5%
Income tax expense	20,060		18,935
Income from continuing operations	58,341	11.3%	54,179	10.7%
Loss from operations of discontinued businesses, net of tax	(25)		(118)
Net income	$58,316	11.3%	$54,061	10.7%

Diluted earnings per share:
Continuing operations	$1.05		$0.97
Discontinued operations	-		-
Net income	$1.05		$0.97

Diluted weighted average common shares outstanding	55,515		55,701
Other data from continuing operations:
Adjusted EBITDA (3)	$92,933		$86,531

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($2.6 million income in 2020 and $5.2 million expense in 2019, or 0.5% and 1.0% of revenue, respectively) and "Corporate general and administrative expenses" ($0.3 million income in 2020 and $0.5 million expense in 2019, or 0.1% and 0.1% of revenue for 2020 and 2019, respectively) and are directly offset by deferred compensation income or expense in "Other (expense) income, net" ($2.9 million expense in 2020 and $5.7 million income in 2019, or 0.6% and 1.1% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other (expense) income, net" for the six months ended June 30, 2020 and 2019, is income of $0.2 million and $0.2 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2020	2019	2020	2019
Revenue
Financial Services	$154,083	$154,373	$342,860	$339,517
Benefits and Insurance Services	73,940	72,127	153,552	148,382
National Practices	8,920	8,998	17,986	17,597
Total	$236,943	$235,498	$514,398	$505,496

Gross Margin
Financial Services	$26,666	$26,215	$76,845	$76,901
Benefits and Insurance Services	12,657	11,052	27,046	25,936
National Practices	930	794	1,713	1,393
Operating expenses - unallocated (1):
Other	(94)	(3,719)	(2,617)	(7,168)
Deferred compensation	(12,232)	3,008	2,568	(5,210)
Total	$27,927	$37,350	$105,555	$91,852

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense in "Operating expenses" and “Corporate, general and administrative expense,” and offset in "Other income (expense), net".

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CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	SIX MONTHS ENDED
	JUNE 30,
	2020	2019
Net income	$58,316	$54,061
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	11,491	10,976
Bad debt expense, net of recoveries	3,234	1,506
Adjustments to contingent earnout liability	(155)	(193)
Stock-based compensation expense	4,280	3,399
Other noncash adjustments	(312)	72
Net income, after adjustments to reconcile net income to net cash provided by operating activities	76,854	69,821
Changes in assets and liabilities, net of acquisitions and divestitures	(21,286)	(50,122)
Operating cash flows provided by continuing operations	55,568	19,699
Operating cash used in discontinued operations	(45)	(119)
Net cash provided by operating activities	55,523	19,580
Net cash provided by (used in) investing activities	12,807	(10,879)
Net cash used in financing activities	(70,560)	(42,076)
Net decrease in cash, cash equivalents and restricted cash	$(2,230)	$(33,375)
Cash, cash equivalents and restricted cash at beginning of year	146,505	130,554
Cash, cash equivalents and restricted cash at end of year	$144,275	$97,179

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$9,620	$2,628
Restricted Cash	42,411	30,126
Cash equivalents included in funds held for clients	92,244	64,425
Total cash, cash equivalents and restricted cash	$144,275	$97,179

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CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	JUNE 30,	DECEMBER 31,
	2020	2019
Cash and cash equivalents	$9,620	$567
Restricted cash	42,411	29,595
Accounts receivable, net	267,198	222,031
Current assets before funds held for clients	341,701	276,518
Funds held for clients	130,473	179,502
Goodwill and other intangible assets, net	661,180	654,671

Total assets	$1,427,608	$1,400,774

Current liabilities before client fund obligations	$203,357	$186,906
Client fund obligations	129,942	179,020
Total long-term debt	119,013	104,333

Total liabilities	$732,388	$741,536

Treasury stock	$(566,762)	$(535,693)

Total stockholders' equity	$695,220	$659,238

Debt to equity	17.3%	16.0%
Days sales outstanding (DSO) - continuing operations (1)	87	75

Shares outstanding	54,655	55,419
Basic weighted average common shares outstanding	54,356	54,299
Diluted weighted average common shares outstanding	55,515	55,895

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at June 30, 2019 was 90.

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CBIZ, INC.

GAAP RECONCILIATION

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2020	2019	2020	2019
Income from continuing operations	$21,479	$16,614	$58,341	$54,179
Interest expense	2,074	1,587	3,193	2,988
Income tax expense	6,607	5,322	20,060	18,935
Gain on sale of operations, net	(57)	(50)	(152)	(547)
Depreciation	2,357	1,859	4,640	4,017
Amortization	3,430	3,458	6,851	6,959
Adjusted EBITDA	$35,890	$28,790	$92,933	$86,531

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income from continuing operations". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

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